FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 31, 2006, by and between DYNAMIC MATERIALS CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
                                    --------

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 15, 2005, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 6.2 is hereby deleted in its entirety, and the following substituted therefor:

          "CAPITAL EXPENDITURES. Make any additional investments in fixed assets in excess of (a) $14,000,000.00 in fiscal year ending 2006, and (b) $4,000,000.00 in any subsequent fiscal year."

     2. Section 7.1(i) is hereby deleted in its entirety, without substitution.

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                           WELLS FARGO BANK
   DYNAMIC MATERIALS CORPORATION            NATIONAL ASSOCIATION

   By: /s/ Richard A. Santa                By: /s/ Jim Edwards
      -----------------------------           -------------------------------
      Richard A. Santa, CFO                   Jim Edwards, Senior Vice
                                               President